                              INVESTMENT AGREEMENT

                                  by and among

                        willis lease finance corporation,

                              Flighttechnics, LLC,

                                 flightlease ag,

                                sr technics group

                                       and

                         SR TECHNICS GROUP AMERICA, INC.

                                November 7, 2000

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                        WILLIS LEASE FINANCE CORPORATION

                              INVESTMENT AGREEMENT

      THIS INVESTMENT AGREEMENT (the "Agreement") is made as of November 7, 2000 by and among WILLIS LEASE FINANCE CORPORATION, a Delaware corporation (the "Company"), FLIGHTTECHNICS, LLC, a Delaware limited liability company (the "Investor"), FLIGHTLEASE AG, a company organized under the laws of Switzerland ("Flightlease"), SR TECHNICS Group, a company organized under the laws of Switzerland ("SRT"), SR TECHNICS GROUP AMERICA, INC., a Delaware corporation ("SRT Group America") and any person which is a SAirGroup Affiliate as defined in the Stockholder's Agreement dated as of the date hereof (the "Stockholders' Agreement") and which executes a counterpart of this Agreement.

      WHEREAS, the Company desires to issue to the Investor, and the Investor desires to acquire from the Company, common stock of the Company as herein described, on the terms and conditions set forth in this Agreement.

      NOW, THEREFORE, the parties, intending to be legally bound, agree as follows:

      1. Purchase and Sale of Stock and Option to Purchase Additional Stock. The Investor hereby agrees to purchase from the Company, and the Company hereby agrees to sell to the Investor, an aggregate of One Million Three Hundred Thousand (1,300,000) shares of the common stock of the Company, par value US$0.01, (the "Stock") for US$15.00 per share, for an aggregate purchase price of US$19,500,000. The closing hereunder (the "First Closing"), including payment for and delivery of the Stock, will occur at the offices of the Company within five business days of the satisfaction of all of the conditions contained in
Section 7(a), or at such other time and place as the parties mutually agree (the "First Closing Date"). For a period beginning immediately after the First Closing Date and ending on the eighteen month anniversary of the First Closing Date, the Investor will have the one-time option (the "Option"), upon delivery of a written notice to the Company and subject to satisfaction of all of the conditions contained in Section 7(b), to purchase a number of additional shares determined by the Investor of the common stock of the Company, par value US$0.01 (the "Additional Stock"), between One Million Seven Hundred Thousand (1,700,000) and that number of shares that when added with the Stock would equal 34.9% of the outstanding common stock of the Company immediately after and giving effect to the exercise of the Option. The purchase price for the first One Million Seven Hundred Thousand (1,700,000) shares of Additional Stock shall be US$15.00 per share and the purchase price for shares in excess thereof will be US$16.50 per share. If the Investor exercises the Option, the closing of the sale of the Additional Stock (the "Second Closing"), including payment for and delivery of the Additional Stock, will occur at the offices of the Company within five business days of the satisfaction of all of the conditions contained in Section 7(b), or at such other time and place as the parties mutually agree (the "Second Closing Date"). In each case the Stock and the Additional Stock will be issued with a corresponding number of rights pursuant to the Rights Agreement as amended (the "Rights Agreement"), dated as of September 24, 1999, by and between the Company and the American Stock Transfer & Trust Company.

      2. Limitations on Transfer. The Investor will not sell, transfer, assign, hypothecate, donate, encumber or otherwise dispose of any interest in the Stock and the Additional Stock except in compliance with the provisions herein, in the Stockholders' Agreement and applicable securities laws, rules and regulations. The Company will not be required (a) to transfer on its books and records any shares of Stock and the Additional Stock of the Company which will have been transferred in violation of any of the provisions of this Agreement or (b) to treat as owner of such shares or to accord the right to vote as such owner or to pay dividends to any transferee to whom such shares will have been so transferred.

      3. Restrictive Legends. All certificates representing the Stock and the Additional Stock will have endorsed thereon legends in substantially the following forms (in addition to any legend required by appropriate state or foreign securities laws and any other legend which may be required by other agreements between the parties hereto):

            "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED."

            "THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, ASSIGNED, TRANSFERRED, ENCUMBERED, OR IN ANY MANNER DISPOSED OF EXCEPT IN CONFORMITY WITH THE TERMS OF THE INVESTMENT AGREEMENT DATED AS OF NOVEMBER 7, 2000, AS AMENDED FROM TIME TO TIME. THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A STOCKHOLDERS' AGREEMENT DATED AS OF NOVEMBER 7, 2000 THAT CONTAINS CERTAIN RESTRICTIONS ON THE RIGHT TO TRANSFER AND VOTE THE SHARES. THE COMPANY WILL UPON WRITTEN REQUEST FURNISH A COPY OF SUCH AGREEMENTS TO THE HOLDER OF THIS CERTIFICATE WITHOUT CHARGE."

            "THIS CERTIFICATE ALSO EVIDENCES AND ENTITLES THE HOLDER HEREOF TO CERTAIN RIGHTS AS SET FORTH IN A RIGHTS AGREEMENT DATED AS OF SEPTEMBER 24, 1999 BETWEEN THE COMPANY AND AMERICAN STOCK TRANSFER & TRUST COMPANY, AS RIGHTS AGENT, AS AMENDED (THE "RIGHTS AGREEMENT"), THE TERMS AND CONDITIONS OF WHICH ARE HEREBY INCORPORATED HEREIN BY REFERENCE AND A COPY OF WHICH IS ON FILE AT THE PRINCIPAL EXECUTIVE OFFICES OF THE COMPANY. UNDER CERTAIN CIRCUMSTANCES SPECIFIED IN THE RIGHTS AGREEMENT, SUCH RIGHTS WILL BE REPRESENTED BY SEPARATE CERTIFICATES AND WILL NO LONGER BE REPRESENTED BY THIS CERTIFICATE. THE COMPANY WILL MAIL TO THE RECORD HOLDER OF THIS CERTIFICATE A COPY OF THE RIGHTS AGREEMENT WITHOUT CHARGE PROMPTLY FOLLOWING RECEIPT OF A WRITTEN REQUEST THEREFOR. UNDER CERTAIN CIRCUMSTANCES, RIGHTS BENEFICIALLY OWNED BY ANY PERSON WHO BECOMES A 15% STOCKHOLDER OR ANY AFFILIATE OR ASSOCIATE OF A 15% STOCKHOLDER (AS SUCH CAPITALIZED TERMS ARE DEFINED IN THE RIGHTS AGREEMENT) MAY BECOME NULL AND VOID."

      4. Company Representations.

            (a) In connection with the issuance of the Stock, the Company represents to the Investor, subject to the exceptions, modifications, supplements and disclosures contained, in the disclosure schedule delivered on or before the date of this Agreement (the "Disclosure Schedule"), as of the date hereof and, subject to the exceptions, modifications, supplements and disclosures contained, in the Disclosure Schedule and any supplement to the Disclosure Schedule delivered on or before the First Closing Date that discloses events or occurrences that occurred after the date hereof, as of the First Closing Date, the following:

                  (i) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has full corporate power and authority to conduct its business as presently conducted and as proposed to be conducted by it and to enter into and perform the Transaction Documents (as defined in Section 7(a)(iii) below) and to carry out the transactions to be consummated hereby and thereby on the First Closing Date. The Company is duly qualified to do business as a foreign corporation and is in good standing in the State of California and in any other jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification, except for those jurisdictions in which the failure to so qualify would not have a Company Material Adverse Effect. For purposes of this Agreement, a "Company Material Adverse Effect" means an event or occurrence that materially adversely affects the business, financial condition, operations, results of operations or properties (considered in the aggregate) of the Company and the Company Subsidiaries taken as a whole, provided that none of the following will be deemed, either alone or in combination, to constitute a Company Material Adverse Effect (i) general industry or economic conditions affecting the U.S., Swiss, European Union or world economy as a whole, (ii) conditions affecting the commercial airline, aircraft or aircraft engine manufacturing, the aircraft or aircraft engine parts or repair industry, so long as such conditions do not affect the Company and the Company Subsidiaries taken as a whole in a disproportionate manner as compared to companies of a similar size, or
      (iii) any disruption of customer, supplier or employee relationships resulting from the announcement of this Agreement or the other Transaction Documents or the consummation of the transactions contemplated hereby or thereby.

                  (ii) Each of the Company's subsidiaries (other than Pacific Gas Turbine Center, LLC and Willis Aeronautical Services, Inc.) (the "Company Subsidiaries") is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation and has full corporate power and authority to conduct its business as presently conducted and as proposed to be conducted. Each Company Subsidiary is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification, except for those jurisdictions in which the failure to so qualify would not have a Company Material Adverse Effect.

                  (iii) The authorized capital stock of the Company (immediately prior to the First Closing) consists of (a) 5,000,000 shares of preferred stock, US$0.01 par value per share, which may be issued from time to time in one or more series, of which 200,000 have been designated as the Company's Series A Junior Participating Preferred Stock, none of which are issued and outstanding and (b) 20,000,000 shares of common stock, US$0.01 par value per share of which 7,404,638 shares (the "Issued Stock") were issued and outstanding as of October 31, 2000. The Issued Stock represents all of the issued and outstanding shares of capital stock of the Company and all shares of Issued Stock have been duly authorized and validly issued and are fully paid and nonassessable. All of the shares of Issued Stock and other securities of the Company have been offered, issued and sold by the Company in compliance in all material respects with the Securities Act of 1933, as amended (the "Act") and applicable state securities laws. There are no contracts or other agreements relating to the issuance, sale, or transfer of Issued Stock, the Stock, the Additional Stock or any equity or other securities of the Company other than pursuant to the 1996 Stock Option/Stock Issuance Plan, as amended to date (the "1996 Stock Option/Stock Issuance Plan"), the 1999 Stock Appreciation Rights Plan (the "1999 Stock Appreciation Rights Plan"), this Agreement, the Transaction Documents, the rights issued pursuant to the Rights Agreement, and as described in the SEC Documents.

                  (iv) The issuance, sale and delivery of the Stock in accordance with this Agreement have been duly authorized by all necessary corporate action, and all such shares have been duly reserved for issuance. The Stock, when so issued, sold and delivered against payment therefor in accordance with this Agreement will be duly authorized, validly issued, fully paid, nonassessable and free and clear of all encumbrances other than as set forth in the legends contained in Section 3 of this Agreement.

                  (v) The execution, delivery and performance by the Company of this Agreement and the Transaction Documents have been duly authorized by all necessary corporate action. The board of directors of the Company, at a meeting thereof duly called and held, has duly adopted resolutions by the requisite majority vote approving this Agreement and the Transactions Documents, determining that the terms and conditions of this Agreement and the Transaction Documents are fair to and in the best interests of the Company and its stockholders. Such resolutions of the board of directors are sufficient to cause the provisions of Section 203 of the Delaware General Corporation Law to be inapplicable to this Agreement and the transactions contemplated hereby. To the Company's knowledge, no other fair price, moratorium, control share acquisition or other form of anti-takeover statute, rule or regulation of any state or jurisdiction applies or purports to apply to this Agreement or the transactions contemplated hereby. Assuming due authorization, execution and delivery of this Agreement by the Investor, this Agreement constitutes the legal, valid, and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditors' rights generally or to general principles of equity. Assuming due authorization, execution and delivery by the other parties thereto, each Transaction Document to which the Company is a party will, upon execution and delivery, constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, subject to any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditors' rights generally or to general principles of equity. The execution, delivery and performance of this Agreement and the Transaction Documents will not violate any law applicable to the Company and will not conflict with, result in any breach of any of the terms, conditions or provisions of, constitute a default under, or require a consent or waiver under the Company's Certificate of

      Incorporation or Bylaws (each as amended to date), except as set forth on the Disclosure Schedule, any material indenture, lease, agreement or other instrument to which the Company is a party or by which it or any of its properties is bound, or any decree, judgment, order, statute, rule or regulation applicable to the Company which would have a Company Material Adverse Effect.

                  (vi) The Company has furnished or made available to the Investor true and complete copies of all reports, definitive proxy materials and registration statements filed by it with the U.S. Securities and Exchange Commission (the "SEC") under the Securities Exchange Act of 1934, as amended (the "Exchange Act") for all periods ending on or subsequent to December 31, 1998 and on or prior to the date hereof (all of the foregoing and any other reports, definitive proxy materials and registration statements filed by the Company with the SEC under the Exchange Act for all periods ending on or subsequent to the date hereof and on or prior to the First Closing being collectively referred to as the "SEC Documents"). The SEC Documents are all the documents (other than preliminary proxy materials) that the Company was required to file with the SEC since that date. As of their respective filing dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act, and none of such SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading, except to the extent corrected by a subsequently filed document with the SEC. The financial statements of the Company, including the notes thereto, included in the SEC Documents (the "Company Financial Statements") comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with United States generally accepted accounting principles consistently applied (except as may be indicated in the notes thereto) and present fairly the consolidated financial position of the Company at the dates thereof and of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal audit adjustments, which individually or in the aggregate are not reasonably expected to have a Company Material Adverse Effect). There has been no change in the Company accounting policies except as described in the notes to the Company Financial Statements.

                  (vii) There is no action, suit or proceeding pending or, to the Company's knowledge, threatened that reasonably could be expected to have a Company Material Adverse Effect, or in any manner challenge, prevent, enjoin, alter or materially delay any of the transactions contemplated in this Agreement or the Transaction Documents.

                  (viii) The Company has no liabilities or obligations (whether absolute or contingent, liquidated or unliquidated, or due or to become due) of a character or amount required to be included in the Company Financial Statements in accordance with Generally Accepted Accounting Principles except for (a) liabilities and obligations reflected in the Company Financial Statements and (b) other liabilities and obligations which, individually or in the aggregate, would not have a Company Material Adverse Effect.

                  (ix) Except as set forth in the Disclosure Schedule, since December 31, 1999, there has not occurred any event, change, effect or development which, individually or in the aggregate, would have a Company Material Adverse Effect.

                  (x) Except for instances of noncompliance which, individually or in the aggregate, would not have a Company Material Adverse Effect, the Company is in compliance with each constitutional provision, law, rule, regulation, permit, order, writ, injunction, judgment and decree to which the Company is subject.

                  (xi) Except for the fees and expenses payable by the Company to Lazard Freres & Co. LLC, neither the Company nor any of its subsidiaries or affiliates has any liability or obligation to pay any fees or commissions to any financial advisor, broker or finder with respect to the transactions contemplated by this Agreement and the Transaction Documents.

                  (xii) The Company is not, and has not been, a United States real property holding corporation (as defined in Section 897(c)(2) of the United States Internal Revenue Code of 1986 as amended (the "Code")) during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

            (b) In connection with the issuance of the Additional Stock, the Company represents to the Investor, subject to the exceptions, modifications, supplements and disclosures contained, in a supplement to the Disclosure Schedule, which will be delivered within ten days after the date that the Company receives written notice of the Investor's exercise of the Option (the "Option Exercise Date"), and which the Investor will have five business days to review and either accept and proceed to the Second Closing Date or reject and withdraw its exercise of the Option, as of the Option Exercise Date and as of the Second Closing Date, the following:

                  (i) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has full corporate power and authority to conduct its business as presently conducted and as proposed to be conducted by it and to carry out the transactions to be consummated hereby and thereby on the Second Closing Date. The Company is duly qualified to do business as a foreign corporation and is in good standing in the State of California and in any other jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification, except for those jurisdictions in which the failure to so qualify would not have a Company Material Adverse Effect.

                  (ii) Each of the Company Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation and has full corporate power and authority to conduct its business as presently conducted and as proposed to be conducted. Each Company Subsidiary is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification, except for those jurisdictions in which the failure to so qualify would not have a Company Material Adverse Effect.

                  (iii) Except as set forth in a supplement to the Disclosure Schedule, the authorized capital stock of the Company and the issued stock is as set forth in the

      Company's most recent quarterly report filed on Form 10-Q with the SEC before the Option Exercise Date. Such issued stock represents all of the issued and outstanding shares of capital stock of the Company and all shares of such issued stock have been duly authorized and validly issued and are fully paid and nonassessable. All of the shares of such issued stock and other securities of the Company have been offered, issued and sold by the Company in compliance in all material respects with the Act and applicable state securities laws. Other than pursuant to the 1996 Stock Option/Stock Issuance Plan, the 1999 Stock Appreciation Rights Plan, this Agreement, the Transaction Documents, the Rights Agreement and as described in the SEC Documents, there are no contracts or other agreements relating to the issuance, sale, or transfer of such issued stock, the Stock, the Additional Stock or any equity or other securities of the Company.

                  (iv) The issuance, sale and delivery of the Additional Stock in accordance with this Agreement have been duly authorized by all necessary corporate action, and all such shares have been duly reserved for issuance. The Additional Stock, when so issued, sold and delivered against payment therefor in accordance with this Agreement will be duly authorized, validly issued, fully paid, nonassessable and free and clear of all encumbrances other than as set forth in the legends contained in
      Section 3 of this Agreement.

                  (v) The execution, delivery and performance by the Company of this Agreement and the Transaction Documents have been duly authorized by all necessary corporate action. The board of directors of the Company, at a meeting thereof duly called and held, has duly adopted resolutions by the requisite majority vote approving this Agreement and the Transactions Documents, determining that the terms and conditions of this Agreement and the Transaction Documents are fair to and in the best interests of the Company and its stockholders, and recommending that the Company's stockholders adopt and approve this Agreement and the Transaction Documents. Such resolutions of the board of directors are sufficient to cause the provisions of Section 203 of the Delaware General Corporation Law to be inapplicable to this Agreement and the transactions contemplated hereby. To the Company's knowledge, no other fair price, moratorium, control share acquisition or other form of anti-takeover statute, rule or regulation of any state or jurisdiction applies or purports to apply to this Agreement or the transactions contemplated hereby. Assuming due authorization, execution and delivery of this Agreement by the Investor, this Agreement constitutes the legal, valid, and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditors' rights generally or to general principles of equity. Assuming due authorization, execution and delivery by the other parties thereto, each Transaction Document to which the Company is a party will, upon execution and delivery, constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, subject to any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditors' rights generally or to general principles of equity. The execution, delivery and performance of this Agreement and the Transaction Documents will not violate any law applicable to the Company and will not conflict with, result in any breach of any of the terms, conditions or provisions of, constitute a default under, or require a consent or waiver under the Company's Certificate of Incorporation or Bylaws (each as amended to date), except as set forth on a supplement to the Disclosure Schedule, any material indenture, lease, agreement or other instrument to which the Company is a party or by which it or any of its properties is bound, or any decree, judgment, order, statute, rule or regulation applicable to the Company which would have a Company Material Adverse Effect.

                  (vi) The Company has furnished or made available to the Investor true and complete copies of all SEC Documents for all periods ending on or subsequent to December 31, 1998 and on or prior to the Option Exercise Date. Such SEC Documents are all the documents (other than preliminary proxy materials) that the Company was required to file with the SEC since that date. As of their respective filing dates, such SEC Documents complied in all material respects with the requirements of the Exchange Act, and none of such SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading, except to the extent corrected by a subsequently filed document with the SEC. The Company Financial Statements (defined for this section 4(b) to include those filed in such SEC Documents) comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with United States generally accepted accounting principles consistently applied (except as may be indicated in the notes thereto) and present fairly the consolidated financial position of the Company at the dates thereof and of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal audit adjustments, which individually or in the aggregate are not reasonably expected to have a Company Material Adverse Effect). There has been no change in the Company accounting policies except as described in the notes to the Company Financial Statements.

                  (vii) There is no action, suit or proceeding pending or, to the Company's knowledge, threatened that reasonably could be expected to have a Company Material Adverse Effect, or in any manner challenge, prevent, enjoin, alter or materially delay any of the transactions contemplated in this Agreement or the Transaction Documents.

                  (viii) The Company has no liabilities or obligations (whether absolute or contingent, liquidated or unliquidated, or due or to become due) of a character or amount required to be included in the Company Financial Statements in accordance with Generally Accepted Accounting Principles except for (i) liabilities and obligations reflected in the Company Financial Statements and (ii) other liabilities and obligations which, individually or in the aggregate, would not have a Company Material Adverse Effect.

                  (ix) Since the most recent Company Financial Statement prior to the Option Exercise Date, there has not occurred any event, change, effect or development which, individually or in the aggregate, would have a Company Material Adverse Effect.

                  (x) Except for instances of noncompliance which, individually or in the aggregate, would not have a Company Material Adverse Effect, the Company is in compliance with each constitutional provision, law, rule, regulation, permit, order, writ, injunction, judgment and decree to which the Company is subject.

                  (xi) Except for the fees and expenses payable by the Company to Lazard Freres & Co. LLC, neither the Company nor any of its subsidiaries or affiliates has any liability or obligation to pay any fees or commissions to any financial advisor, broker or finder with respect to the transactions contemplated by this Agreement and the Transaction Documents.

                  (xii) The Company is not, and has not been, a United States real property holding corporation (as defined in Section 897(c)(2) of the United States Internal Revenue Code of 1986 as amended (the "Code")) during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

      5. Representations. In connection with the purchase of the Stock and the Additional Stock, the Investor represents to the Company as of the date hereof and as of each of the First Closing Date as to the Stock and the Second Closing Date as to the Additional Stock, the following:

            (a) The Investor is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware and has full company power and authority to conduct its business as presently conducted and as proposed to be conducted, and to enter into and perform this Agreement and the Transaction Documents and to carry out the transactions contemplated hereby and thereby. The Investor is not owned or controlled by a non-United States government or governmental entity.

            (b) The execution, delivery and performance by the Investor of this Agreement and the Transaction Documents have been duly authorized by all necessary action. Assuming due authorization, execution and delivery of this Agreement by the Company, this Agreement constitutes the legal, valid, and binding obligation of the Investor, enforceable against the Investor in accordance with its terms, subject to any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditors' rights generally or to general principles of equity. Assuming due authorization, execution and delivery by the other parties thereto, each Transaction Document to which the Investor is a party will, upon execution and delivery, constitute legal, valid, and binding obligations of the Investor, enforceable against the Investor in accordance with their respective terms, subject to any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditors' rights generally or to general principles of equity.

            (c) The execution, delivery and performance of this Agreement and the Transaction Documents will not violate any law applicable to the Investor and will not conflict with, result in any breach of any of the terms, conditions or provisions of, constitute a default under, or require a consent or waiver under the Investor's organizational documents, any material indenture, lease, agreement or other instrument to which the Investor is a party or by which either they or any of their properties is bound, or any decree, judgment, order, statute, rule or regulation applicable to the Investor which would have a material adverse effect on the business, properties, financial condition, operations or results of operations of the Investor (a "Investor Material Adverse Effect").

            (d) Except for the fees and expenses payable by the Investor or its affiliates to PricewaterhouseCoopers, neither the Investor nor any of its subsidiaries or affiliates has any liability or obligation to pay any fees or commissions to any financial advisor, broker or finder with respect to the transactions contemplated by this Agreement and the Transaction Documents.

            (e) There is no action, suit or proceeding pending or, to the Investor's knowledge, threatened that reasonably could be expected to have an Investor Material Adverse Effect or in any manner challenge prevent, enjoin, alter or materially delay any of the transactions contemplated in this Agreement or the Transaction Documents.

      6. Investment Representations.

            (a) In connection with the purchase of the Stock and the Additional Stock (collectively referred to as the "Stock" for purposes of Sections 6
      (a) and 6 (b)), the Investor represents to the Company the following:

                  (i) The Investor is aware of the Company's business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Stock. The Investor is purchasing the Stock for investment for the Investor's own account only and not with a view to, or for resale in connection with, any "distribution" thereof within the meaning of the Act.

                  (ii) The Investor understands that the Stock has not been registered under the Act by reason of a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of the Investor's investment intent as expressed herein.

                  (iii) The Investor further acknowledges and understands that the Stock must be held indefinitely unless the Stock is subsequently registered under the Act or an exemption from such registration is available. The Investor further acknowledges and understands that, except as provided in Section 9 hereof, the Company is under no obligation to register the Stock. The Investor understands that the certificate evidencing the Stock will be imprinted with a legend which prohibits the sale of the Stock unless the Stock is registered or such registration is not required in the opinion of counsel for the Company.

                  (iv) The Investor is familiar with the provisions of Rule 144, under the Act which, in substance, permit limited public resale of "restricted securities" acquired, directly or indirectly, from the issuer thereof (or from an affiliate of such issuer) in a non-public offering, subject to the satisfaction of certain conditions. The Stock may be resold by the Investor in certain limited circumstances subject to the provisions of Rule 144, which requires, among other things: (i) the availability of certain public information about the Company and (ii) that the resale occur following the required holding period under Rule 144 and after the Investor has purchased, and made full payment of (within the meaning of Rule 144), the securities to be sold.

                  (v) The Investor further understands that at the time the Investor wishes to sell the Stock there may be no public market upon which to make such a sale, and that, even if such a public market then exists, the Company may not be satisfying the current public information requirements of Rule 144 (even though the Company is required to do so by law), and that, in such event, the Investor would be precluded from selling the Stock under Rule 144 even if the minimum holding period requirement had been satisfied.

                  (vi) The Investor has either (i) a preexisting business relationship with either the Company or any of its officers, directors or controlling persons, or (ii) the capacity to protect its own interests in connection with the purchase of the Stock by virtue of its or its professional advisors'(who are unaffiliated with and who are not directly or indirectly compensated by the Company or any of its affiliates) financial expertise.

                  (vii) Except for filings required by the Hart-Scott-Rodino Antitrust Improvements Act of 1976, competition act filings in various other countries and the filing of a Form D under the Securities Act of 1933, as amended, (the "Act") the purchase of the Stock by the Investor is permitted by the laws of Switzerland, the European Union and the United States, and the purchase and sale of the Stock does not require the filing of any notice, permit, registration or qualification with any governmental entity of any of Switzerland, the European Union or the United States.

                  (viii) The Investor is an "accredited investor" as that term is defined in Rule 501 of Regulation D of the Act.

                  (ix) Flightlease, SRT Group America and SRT or a SAirGroup Affiliate are the only beneficial owners of the Investor.

            (b) In connection with the purchase of the Stock and the Additional Stock, Flightlease, SRT Group America, SRT and any SAirGroup Affiliate which is a member of the Investor (each, a "Member") represent to the Company the following:

                  (i) Such Member has either (i) a preexisting business relationship with either the Company or any of its officers, directors or controlling persons, or (ii) the capacity to protect its own interests in connection with the purchase of the Stock by virtue of its financial expertise.

                  (ii) Except for filings required by the Hart-Scott-Rodino Antitrust Improvements Act of 1976, competition act filings in various other countries and the filing of a Form D under the Act, the purchase of the Stock by the Investor is permitted by the laws of Switzerland, the European Union and the United States and the purchase and sale of the Stock does not require the filing of any notice, permit, registration or qualification with any governmental entity of any of Switzerland, the European Union or the United States.

                  (iii) Such Member is an "accredited investor" as that term is defined in Rule 501 of Regulation D of the Act.

                  (iv) Flightlease, SRT Group America, SRT or a SAirGroup Affiliate are the only beneficial owners of the Investor.

      7. Condition to Closing.

            (a) The respective obligations of each party to perform under this Agreement will be subject to the satisfaction at or prior to the First Closing of the following conditions:

                  (i) No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the issuance and sale of the Stock will be in effect. There is no proceeding pending, or as to which the Company or the Investor has received any notice of assertion against any of them, that in any manner challenges, seeks, or reasonably could be expected to prevent, enjoin, alter or materially delay any of the transactions contemplated by this Agreement or the Transaction Documents.

                  (ii) All government and third party approvals for the issuance and sale of the Stock and the execution, delivery and performance of this Agreement and the Transaction Documents will have been received.

                  (iii) The following documents (the "Transaction Documents") will have been executed:

                        (A) The Share Purchase Agreement among SRT, SRT Group America and the Company whereby SRT Group America agrees to purchase 100% of the capital stock of Willis Aeronautical Services, Inc.;

                        (B) The Member Interest Purchase Agreement among SRT, SRT Group America and the Company whereby SRT Group America agrees to purchase from the Company the Company's 50% interest in Pacific Gas Turbine Center, LLC;

                        (C) The Stockholders' Agreement among the Company, the Investor, Charles F. Willis, IV, Austin Chandler Willis 1995 Irrevocable Trust and CFW Partners, L.P. (and the Irrevocable Proxy related thereto);

                        (D) The Aircraft Engine Purchase Agreement relating to five aircraft engines between the Company and SR Technics Group AG;

                        (E) The Employment Agreement between the Company and Charles F. Willis, IV;

                        (F) The Amendment to the Operating Agreement of Pacific Gas Turbine Center, LLC;

                        (G) The Cooperation Agreement among the Company, Flightlease and SRT;

                        (H) The Transition Services Agreement between the Company and Willis Aeronautical Services, Inc.; and

                        (I) The First Amendment to Rights Agreement between the Company and American Stock Transfer & Trust Company; and


                  (iv) All of each party's representations and warranties in this Agreement (considered both individually and collectively) must have been accurate in all respects as of the date of this Agreement (except to the extent that the aggregate of all breaches thereof would not have a Company Material Adverse Effect or an Investor Material Adverse Effect) and must be accurate in all material respects as of the First Closing Date as if then made (except to the extent such representations specifically relate to an earlier date, in which case such representations will be true and correct as of such earlier date, and in any event, subject to the foregoing Company Material Adverse Effect or an Investor Material Adverse Effect qualification, as applicable) without giving effect to any supplement to the Disclosure Schedule, except for any supplements to the Disclosure Schedule relating to facts or events occurring after the date of this Agreement.

                  (v) Between the date hereof and the First Closing, nothing shall have occurred (and the Investor shall not become aware of facts or conditions not previously known) which will have either a Company Material Adverse Effect or an Investor Material Adverse Effect.

                  (vi) Expiration or early termination of the waiting period required by the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

                  (vii) Election of Hans Jorg Hunziker as a director of the Company.

            (b) The obligation of the Company to issue and sell the Additional Stock to the Investor and the obligation of the Investor to purchase the Additional Stock shall be subject to the satisfaction at or prior to the Second Closing of the following conditions:

                  (i) No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the issuance and sale of the Additional Stock shall be in effect. There shall be no proceeding pending, or as to which the Company or the Investor has received any notice of assertion against any of them that in any manner challenges, seeks, or reasonably could be expected to prevent, enjoin, alter or materially delay the issuance and sale of the Additional Stock.

                  (ii) Either (a) the Company receives a written determination from the National Association of Securities Dealers (the "NASD") and the NASDAQ Stock Market that the issuance and sale of the Additional Stock to the Investor does not require the Company to obtain approval from its stockholders or (b) the issuance and sale of the Stock to the Investor shall have been approved by the stockholders of the Company.

                  (iii) All government and third party approvals for the issuance and sale of the Additional Stock will have been received.

                  (iv) All of each party's representations and warranties in this Agreement (considered both individually and collectively) must have been accurate in all respects as of the date of the Option Exercise Date (except to the extent that the aggregate of all breaches thereof would not have a Company Material Adverse Effect or an Investor Material Adverse Effect), without giving effect to any supplement to the Disclosure Schedule, except for any supplements to the Disclosure Schedule relating to facts or events occurring between the First Closing Date and the Option Exercise which the Company will deliver to the Investor within ten business days after the Option Exercise Date, and which the Investor will have five business days to review and either accept and proceed to the Second Closing Date or reject and withdraw its exercise of the Option.

                  (v) Between the date of the Option Exercise Date and the Second Closing, nothing shall have occurred (and the Investor shall not become aware of facts or conditions not previously known) which will have either a Company Material Adverse Effect or an Investor Material Adverse Effect.

                  (vi) Expiration or early termination of the waiting period required by the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

                  (vii) All of the Company's aircraft that are registered with the Federal Aviation Administration (the "FAA") will have been transferred to an owner trust facility or other vehicle which will be in compliance with FAA regulations.

      8. Covenants of the Parties.

            (a) Company Actions. The Company will undertake the following:

                  (i) NASD Determination. The Company will make an inquiry as promptly as practicable to the NASD and the NASDAQ Stock Market as to whether the issuance and sale of the Additional Stock to the Investor will require the approval of the Company's stockholders.

                  (ii) Stockholders Meeting. If required by the NASD and the NASDAQ Stock Market in connection with the issuance and sale of the Additional Stock to the Investor, the Company will duly call, give notice of, convene and hold a special meeting of its stockholders (the "Special Stockholders Meeting") as soon as reasonably practicable after the First Closing Date for the purpose of submitting the issuance of the Additional Stock for approval by the holders of a majority of the Issued Stock.

                  (iii) Cooperation. If required by the NASD and the NASDAQ Stock Market in connection with the issuance and sale of the Additional Stock to the Investor, the Company will prepare and file with the SEC as promptly as reasonably practicable after the First Closing a proxy statement and related materials (the "Special Proxy Statement") with respect to the Special Stockholders Meeting, which Special Proxy Statement will satisfy the requirements of the Act and the Exchange Act. The Company will respond reasonably promptly to any comments raised by the SEC with respect to the Special Proxy Statement, as the case may be, and cause the definitive version of the Special Proxy Statement to be mailed to its stockholders as soon as reasonably practicable after it is legally permitted to do so. Before filing the Special Proxy Statement, the Company will provide counsel to the Investor with an adequate and appropriate opportunity to participate in the preparation of either the Special Proxy Statement which document will be subject to the review and consent of counsel to the Investor, which consent may not be unreasonably withheld. The Special Proxy Statement will comply in all material respects with the applicable requirements of the Exchange Act and will not, at the time the Special Proxy Statement is filed with the SEC and mailed to stockholders of the Company, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except for information supplied by the Investor that is identified in a letter agreed to between the Investor and the Company, all information included in the Special Proxy Statement will be deemed to have been supplied by the Company.

                  (iv) Board Recommendation. The Company will include in the Special Proxy Statement the recommendation of the board of directors of the Company that the stockholders of the Company vote in favor of the approval of the issuance of the Additional Stock, unless the board of directors of the Company determines after consulting with counsel that its continued approval and recommendation of the issuance and sale of the Additional Stock will violate the directors' fiduciary duties to the Company's stockholders.

            (b) Access and Investigation. Between the date of this Agreement and the First Closing and between the date of the Option Exercise Date and the Second Closing Date, upon reasonable advance notice from the Investor, the Company will, and will cause its representatives to (i) afford the Investor and its representatives, reasonable access to the Company's personnel, properties (including subsurface testing), contracts, books and records, and other documents and data and (ii) furnish the Investor and its representatives with such additional financial, operating, and other data and information as the Investor may reasonably request.

            (c) Operation of Business. Between the date of this Agreement and the First Closing and between the date of the Option Exercise Date and the Second Closing Date, the Company (i) will conduct, and will cause its subsidiaries to conduct, their business consistent with past practice and
      (ii) will not enter into any agreement (with the exception of grants of stock pursuant to the 1996 Stock Option/Stock Issuance Plan) to issue either new shares of its stock or warrants to purchase its stock.

            (d) Notification by the Company. The Company will promptly notify the Investor in writing if, between the date of this Agreement and the First Closing or between the date of the Option Exercise Date and the Second Closing, the Company becomes aware of: (i) any fact or condition that causes or constitutes a breach of any of the Company's representations and warranties as of the date of this Agreement, or (ii) the occurrence after the date of this Agreement of any fact or condition that would (except as expressly contemplated by this Agreement) cause or constitute a breach of any such representation or warranty had that representation or warranty been made at the time of the occurrence of such fact or condition. Should any such fact or condition require any change in the Disclosure Schedule, the Company will promptly deliver to the Investor a supplement to the Disclosure Schedule specifying such change. During the same period, the Company will promptly notify the Investor of the occurrence of any breach of any covenant of the Company in this Section 8 or of the occurrence of any event that may make the satisfaction of the conditions in Section 7 impossible or unlikely.

            (e) Notification by the Investor, Flightlease, SRT, SRT Group America and any other Member. The Investor, Flightlease, SRT, SRT Group America and any other Member will promptly notify the Company in writing if, between the date of this Agreement and the First Closing or between the date of the Option Exercise Date and the Second Closing, either the Investor, Flightlease, SRT, SRT Group America and any other Member becomes aware of: (i) any fact or condition that causes or constitutes a breach of any of the Investor's, Flightlease's, SRT's, SRT Group America's and any other Member's representations and warranties as of the date of this Agreement, or (ii) the occurrence after the date of this Agreement of any fact or condition that would (except as expressly contemplated by this Agreement) cause or constitute a breach of any such representation or warranty had that representation or warranty been made at the time of the occurrence of such fact or condition. During the same period, each of the Investor, Flightlease, SRT, SRT Group America and any other Member will promptly notify the Company of the occurrence of any breach of any covenant of the Company in this Section 8 or of the occurrence of any event that may make the satisfaction of the conditions in Section 7 impossible or unlikely.

            (f) Changes to the Certificate of Incorporation or By-Laws. Between the date of this Agreement and the First Closing, the Company will not recommend any changes or amendments to its Certificate of Incorporation or its By-Laws, except as provided for in this Agreement or in the Transaction Documents.

            (g) Reasonable Commercial Efforts. Both the Company and the Investor will have used reasonable commercial efforts to satisfy the conditions in
      Section 7.

      9. Registration Rights.

            (a) Definitions. For purposes of this Section 9:

                  (i) Registration. The terms "register," "registered," and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Act, and the declaration or ordering of effectiveness of such registration statement.

                  (ii) Registrable Securities. The term "Registrable Securities" means: (1) the Stock and the Additional Stock issued under this Agreement,
      (2) any shares of common stock of the Company issued as a dividend or other distribution with respect to, or in exchange for or in replacement of, any shares of Stock described in clause (1) of this subsection (ii) and (3) any other common stock of the Company hereafter acquired by the Investor, and will be appropriately adjusted for any stock dividends, splits, reverse splits, combinations, recapitalizations and the like occurring after the date hereof. Notwithstanding the foregoing, "Registrable Securities" will exclude any Registrable Securities sold in a transaction in which rights under this Section 9 are not assigned in accordance with this Agreement or any Registrable Securities sold in a public offering, whether sold pursuant to Rule 144 promulgated under the Act, or in a registered offering, or otherwise

                  (iii) Holder. For purposes of this Section 9, the term "Holder" means either (A) the Investor or (B) the Investor's assignee of greater than 50 % of the Registrable Securities (the "Registration Rights Assignee"), so long as the Investor or the Registration Rights Assignee, as applicable, is the owner of record of Registrable Securities.

            (b) Demand Registration.

                  (i) Request by Holder. If the Company will at any time after the end of the Exclusivity Period (as defined in the Stockholders' Agreement) receive a written request from the Holder that the Company file a registration statement under the Act covering the registration of Registrable Securities pursuant to this Section 9(b), then the Company will use reasonable commercial efforts to effect, within ninety (90) days of such request, the registration under the Act of all Registrable Securities that Holder requests to be registered and included in such registration by written request given by Holder to the Company, subject only to the limitations of this Section 9.

                  (ii) Underwriting. Registrable Securities covered by this demand registration will be distributed only by means of a firm commitment offering underwritten by a managing underwriter or underwriters selected by Holder and reasonably acceptable to the Company, provided that the managing underwriter or underwriters must agree that no shares of Registrable Securities will be sold to any purchaser in the underwriting if after such purchase, such purchaser will own five percent (5%) or more of the issued and outstanding common stock of the Company. The right of Holder to include its Registrable Securities in such registration will be conditioned upon Holder's participation in such underwriting and the inclusion of Holder's Registrable Securities in the underwriting to the extent provided herein. Holder will enter into an underwriting agreement in customary form with the managing underwriter or underwriters (including a market stand-off agreement of up to 180 days if required by such underwriters).

                  (iii) Maximum Number of Demand Registrations. The Company will be obligated to effect no more than two (2) such registration pursuant to this Section 9(b), provided that the Company will be relieved of its obligations to effect any registration if at any time Holder will own less than five percent (5%) of the issued and outstanding capital stock of the Company. A registration request as provided in Section 9(b) will not count as one of the demands to which Holder is entitled hereunder unless the registration statement remains continuously effective until the earlier of
      (i) the completion of any offering and disposition of all Registrable Securities included in the registration statement and (ii) the expiration of ninety (90) days from the date on which the registration statement first became effective under the Act.

                  (iv) Deferral. Notwithstanding the foregoing, if the Company will furnish to the Holder a certificate signed by the President or Chief Executive Officer of the Company stating that in the good faith judgment of the board of directors, it would be materially detrimental to the Company and its stockholders for such registration statement to be filed (other than any detriment caused by the sale of Stock pursuant to such registration statement), then the Company will have the right to defer such filing for a period of not more than sixty (60) days after receipt of the request of the Holder.

                  (v) Expenses. All fees, costs and expenses incurred in connection with any registration pursuant to this Section 9, including all federal and "Blue Sky" registration, filing and qualification fees and expenses, printer's fees and expenses, accounting fees (including in connection with the delivery of any "comfort letter"), fees and disbursements of counsel for the Company (including in connection with the delivery of any required legal opinion), and all fees, costs and expenses incurred in connection with the performance of the Company's obligations contained in this Section 9 will be borne by the Holder and the Holder agrees to pay and reimburse any costs, fees and expenses incurred by the Company within three days of the presentation of an invoice therefor.

                  (vi) Qualification. The Company will not be required to effect a registration in any particular jurisdiction in which the Company would be required to qualify to do business where it is not then so qualified or to execute a general consent to service of process in effecting such registration, qualification or compliance in any jurisdiction where it is not then so subject to service of process.

            (c) Obligations of the Company. Whenever required to effect the registration of Registrable Securities under this Agreement the Company will, as expeditiously as reasonably possible:

                  (i) Registration Statement. Prepare and file with the SEC within thirty (30) days of a request by Holder under Section 9(b) a registration statement on the shortest available form for which the Company then qualifies with respect to such Registrable Securities and use reasonable commercial efforts to cause such registration statement to become effective within ninety (90) days of a request by Holder under
      Section 9(b) and to remain continuously effective until the earlier of (i) the completion of any offering and disposition of all Registrable Securities included in the registration statement and (ii) the expiration of ninety (90) days from the date on which the registration statement first became effective under the Act; provided, however, that before filing a registration statement or prospectus or any amendment or supplement to either of them, the Company will (A) provide counsel to Holder with an adequate and appropriate opportunity to participate in the preparation of the registration statement and each prospectus included in the registration statement (and each amendment or supplement to it) to be filed with the SEC, which documents will be subject to the review of counsel to Holder and (B) notify counsel to Holder and Holder of any stop order issued or threatened by the SEC and to take all commercially reasonable action required to prevent the entry of the stop order or to remove it if entered. With respect to any registration under Section 9(b), the Company will not permit any securities other than the Registrable Securities to be included in the registration statement if such inclusion would cause any of the Registrable Securities to be excluded from the registration by the managing underwriter or underwriters..

                  (ii) Amendments and Supplements. Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement.

                  (iii) Prospectuses. As soon as reasonably commercially practical, furnish to the Holder such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as they may reasonably request in order to facilitate the disposition of the Registrable Securities owned by them that are included in such registration.

                  (iv) Blue Sky. Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or "Blue Sky" laws of such jurisdictions as will be reasonably requested by the Holder, provided that the Company will not be required in connection therewith or as a condition thereto to qualify to do business in any jurisdiction where it is not then so qualified or to file a general consent to service of process in any such states or jurisdictions where it is not then so subject to service of process.

                  (v) Other Approvals. Use its commercially reasonable efforts to obtain all other approvals, consents, exemptions or authorizations from those governmental agencies or authorities at Holder's sole cost and expense as may be necessary to enable Holder to effect the disposition of any Registrable Securities.

                  (vi) Underwriting. Enter into and perform its obligations under an underwriting agreement in usual and customary form, with the managing underwriter(s) of such offering. Each Holder participating in such underwriting will also enter into and perform its obligations under such an agreement.

                  (vii) Notification. Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing and prepare and file with the SEC a supplement or amendment to the registration statement or prospectus so that, as subsequently delivered to the purchasers of the Registrable Securities, the registration statement or prospectus will not contain an untrue statement of material fact or omit to state any material fact required to be stated in the registration statement or necessary to make the statements therein not misleading in light of the circumstances under which they were made; provided, that prior to the filing of the supplement or amendment, the Company will furnish copies of the supplement or amendment to the Holder, any underwriter and counsel to Holder and will not file the supplement or amendment without the prior review of counsel to Holder.

                  (viii) Inspection of Records. Make available for inspection by each Holder of Registrable Securities, any managing underwriter participating in any disposition provided for in the registration statement, counsel to Holder and any attorney, accountant or other appraiser retained by any Holder or any managing underwriter (each, an "Inspector"), all financial and other records, pertinent corporate documents and properties of the Company and any of its subsidiaries as may be in existence at that time as will be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company's and any subsidiaries' officers, directors and employees, and the independent certified public accountants of the Company, to supply all information reasonably requested by any Inspector in connection with the registration statement.

                  (ix) Opinion, Comfort Letter and Closing Certificates. Furnish, at the request of any Holder of Registrable Securities, on the date that such Registrable Securities are delivered to the underwriters for sale, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering and reasonably satisfactory to the Holder, addressed to the underwriters and to the Holder, (ii) a "comfort" letter dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering and reasonably satisfactory to the Holder, addressed to the underwriters and to the Holder, and (iii) officers' certificates and such other customary closing documents.

                  (x) Listing on Securities Exchange. Use commercially reasonable efforts to cause all Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed, subject to the satisfaction of the applicable listing requirements of the exchange.

                  (xi) Cooperation. Reasonably cooperate with any Holder of Registrable Securities and each underwriter participating in the disposition of any Registrable Securities and their respective counsel in connection with any filings required to be made with any securities exchange or automated quotation system.

            (d) Restrictions on Public Sale by the Company. The Company agrees not to effect any public sale or distribution of any of its securities for its own account (except pursuant to registrations on Form S-4 or Form S-8 (or any successor form) under the Act) during the ten (10) business days prior to, and during the ninety (90) day period (or such shorter period as will be permitted by the managing underwriter or underwriters) beginning on the effective date of any registration statement in which Holder is participating under Section 9(b).

            (e) Furnish Information. It will be a condition precedent to the obligations of the Company to take any action pursuant to Section 9(b) or
      (c) that the Holder will furnish to the Company such information regarding itself, the Registrable Securities, and the intended method of disposition of such securities as will be required to timely effect the Registration of its Registrable Securities.

            (f) Indemnification. In the event any Registrable Securities are included in a registration statement under the Agreement:

                  (i) By the Company. To the extent permitted by law, the Company will indemnify and hold harmless Holder, the partners, members, officers, directors and employees of Holder, any underwriter (as determined in the Act) for Holder and each person, if any, who controls Holder or any such underwriter within the meaning of the Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"):

                        (A) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto;

                        (B) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or

                        (C) any violation or alleged violation by the Company of the Act, the Exchange Act, any state or international securities law or any rule or regulation promulgated under the Act, the Exchange Act or any state or Swiss or European Union securities law in connection with the offering covered by such registration statement;

                  and the Company will reimburse each such Holder, partner, officer, director, employee underwriter or controlling person for any legal or other expenses reasonably incurred by them, as incurred, in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 9(f) will not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company, nor will the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder, partner, officer, director, underwriter or controlling person of Holder.

                  (ii) By Holder. In connection with any registration under which Holder intends to make a disposition of Registrable Securities, to the extent permitted by law, Holder will indemnify and hold harmless the Company, each of its directors, each of its officers or employees who have signed the registration statement, each person, if any, who controls the Company within the meaning of the Act, any underwriter any person who controls the Company or any such underwriter within the meaning of the Act or the Exchange Act, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, employee, controlling person, or underwriter may become subject under the Act, the Exchange Act or other Swiss, European Union, federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by Holder expressly for use in connection with such registration; and each Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, underwriter in connection with investigating or defending any such loss, claim, damage, liability or action: provided, however, that the indemnity agreement contained in this Section 9(f) will not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder and provided further that the liability of Holder under this Section 9(f) will be limited to the amount of the net proceeds received by Holder in the offering giving rise to such liability.

                  (iii) Notice. Promptly after receipt by an indemnified party under this Section 9(f) of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 9(f), deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party will have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party will have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential conflict of interests between such indemnified party and any other party represented by such counsel in such proceeding; provided that there may only be one such counsel retained for all indemnified parties. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action will relieve such indemnifying party of liability to the indemnified party under this Section 9(f) to the extent the indemnifying party is prejudiced as a result thereof, but the omission so to deliver written notice to the indemnified party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 9(f).

                  (iv) Defect Eliminated in Final Prospectus. The foregoing indemnity agreements of the Company and Holder are subject to the condition that, insofar as they relate to any Violation made in a preliminary prospectus but eliminated or remedied in the amended prospectus on file with the SEC at the time the registration statement in question becomes effective or the amended prospectus filed with the SEC pursuant to SEC Rule 424(b) (the "Final Prospectus"), such indemnity agreement will not inure to the benefit of any person if a copy of the Final Prospectus was timely furnished to the indemnified party and was not furnished to the person asserting the loss, liability, claim or damage at or prior to the time such action is required by the Act.

                  (v) Contribution. In order to provide for just and equitable contribution to joint liability under the Act in any case in which either
      (i) Holder exercising rights under this Agreement, or any controlling person of any Holder, makes a claim for indemnification pursuant to this
      Section 9(f) but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 9(f) provides for indemnification in such case, or (ii) contribution under the Act may be required on the part of Holder or any such controlling person in circumstances for which indemnification is provided under this Section 9(f); then, and in each such case, the Company and Holder will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion as is appropriate to reflect the relative fault of the Company and Holder in connection with the actions, statements or omissions that resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations; so that Holder is responsible for the portion represented by the percentage that the public offering price of its Registrable Securities offered by and sold under the registration statement bears to the public offering price of all securities offered by and sold under such registration statement; provided, however, that, in any such case no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation. The relative faults of the Company and Holder will be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by, or relates to information supplied by the Company or Holder, and the Company's and Holder's relative intent, knowledge, access to information and opportunity to correct or prevent that action.

                  (vi) Survival. The obligations of the Company and Holder under this Section 9(f) will survive until the second anniversary of the completion of any offering of Registrable Securities in a registration statement, regardless of the expiration of any statutes of limitation or extensions of such statutes.

            (g) Rule 144; Other Exemptions. For so long as the Company will have a class of securities registered under Section 12(b) or Section 12(g) of the Exchange Act, the Company covenants that it will file, on a timely basis, any reports required to be filed by it under the Exchange Act and the rules and regulations adopted by the SEC thereunder and keep all such reports and public information current to the extent required by Rule 144 under the Act, and that it will take all further action as each Holder may reasonably request (including providing and keeping current any information necessary to comply with Rules 144 under the Act and providing any written opinions of counsel to the Company reasonably requested), all to the extent required from time to time to enable the Holder to sell Registrable Securities without registration under the Act within the limitation of the exemptions provided by (a) Rule 144 under the Act, as the rules may be amended from time to time, or (b) any other rules or regulations now existing or hereafter adopted by the SEC. At such time as the Company will not have a class of securities registered under Section 12(b) or Section 12(g) of the Exchange Act, the Company covenants that it will furnish or otherwise make available any information required for the Holder to sell the Registrable Securities under Rule 144A. The Company will, upon the request of any Holder, deliver to the Holder a written certification of a duly authorized officer as to whether the Company has complied with the requirements.

            (h) Termination of the Company's Obligations. The Company will have no obligations pursuant to Section 9 with respect to any Registrable Securities proposed to be sold by a Holder in a registration pursuant to
      Section 9: (i) if the Company has already effected two registration pursuant to this Section 9 or (ii) if, in the opinion of counsel to the Company, all such Registrable Securities proposed to be sold by Holder may then be sold under Rule 144 which written opinion will be addressed and delivered to the Company's transfer agent (and a copy of which will be sent to Holder).

            (i) Assignment of Registration Rights. Notwithstanding anything herein to the contrary, the registration rights of the Investor under this
      Section 9 may be assigned to any affiliate of the Investor, but may only be assigned to any third party if (A) Holder agrees in writing with the transferee or assignee to assign (x) greater than 50% of the Stock then owned by the Investor to such transferee or assignee, and (y) all of Holder's registration rights to the Registrable Securities are assigned to a third party, and a copy of such agreement is furnished to the Company as soon as reasonably practical after such assignment, (B) as soon as reasonably practical after such assignment, the Company is furnished with written notice of (i) the name and address of such transferee or assignee, and (ii) amount of the securities that are being transferred or assigned, (C) following such transfer or assignment the further disposition of such securities by the transferee or assignee is restricted under the Act and applicable state securities laws, and (D) at or before the time the Company receives written notice contemplated by clause (B) of this Section 9, the transferee or assignee agrees in writing with the Company to be bound by all of the provisions of this Section 9.

      10. Miscellaneous.

            (a) Termination. This Agreement may, by notice given before or immediately prior to the First Closing and subject to Section 10(b), be terminated:

                  (i) Breach. By either the Company or the Investor if a material breach of any provision of this Agreement or any Transaction Document has been committed by the other party, which breach has not been cured within fifteen (15) days or waived by the non-breaching party;

                  (ii) Material Adverse Effect. By either the Company or the Investor if a Company Material Adverse Effect or an Investor Material Adverse Effect, as the case may be, has occurred;

                  (iii) Conditions. By either party if satisfaction of any condition in Section 7 is or becomes impossible (other than through the failure of the terminating party to comply with its obligations under this Agreement);

                  (iv) Mutual Consent. By the mutual consent of the Company and the Investor; and

                  (v) First Closing. By either party if the First Closing has not occurred (other than through the failure of the party seeking to terminate this Agreement to comply fully with its obligations under this Agreement) on or before December 31, 2000, or such later date as the parties may agree.

      If this Agreement is terminated pursuant to this Section 10, all obligations of the parties under this Agreement will terminate, except that the obligations in Sections 10 (e) and (n) will survive; provided, however, that if this Agreement is terminated by a party because of the breach of a covenant contained in this Agreement by the other party or because one or more of the conditions to the terminating party's obligations under this Agreement is not satisfied as a result of the other party's failure to comply with its covenants under this Agreement, the terminating party's right to pursue legal remedies for the recovery of its costs and expenses reasonably incurred in connection with transactions contemplated by this Agreement and the other Transaction Documents will survive such termination unimpaired, provided that in no event will either party have a right to recover any incidental or consequential damages; provided, however, that the foregoing clause of this sentence will not be deemed a waiver by any party of any right to specific performance or injunctive relief, or any right to remedy arising by reason of any claim of fraud with respect to this Agreement.

            (b) Notices. Any notice required or permitted hereunder will be given in writing and will be deemed effectively given upon personal delivery or two days after being sent by reputable international overnight courier service, telegram or fax, addressed to the other party hereto at his address hereinafter shown below its signature or at such other address as such party may designate by ten (10) days' advance written notice to the other party hereto, provided that confirmation of facsimile delivery will be retained by the sender.

            (c) Successors and Assigns. This Agreement will inure to the benefit of the successors and assigns of the Company and, subject to the restrictions on transfer herein set forth, be binding upon the Investor, the Investor' successors, and assigns. A person that is a SAirGroup Affiliate as defined in the Stockholder's Agreement may become a party to this Agreement by executing a counterpart of this Agreement.

            (d) Attorneys' Fees. The non-prevailing party will reimburse the prevailing party for all costs incurred by the prevailing in enforcing the performance of, or protecting its rights under, any part of this Agreement, including reasonable costs of investigation and attorneys' fees.

            (e) Hart-Scott-Rodino Filing Fees. The Investor will be responsible for paying the filing fees for the Hart-Scott-Rodino Antitrust Improvements Act Notification and Report Form (the "HSR Form") with the Federal Trade Commission (the "FTC") and the Investor will reimburse the Company for any fees payable to FTC in connection with filing the HSR Form.

            (f) Dispute Resolution.

                  (i) Any controversy or claim arising out of or relating to this Agreement, or breach thereof, whether arising in tort, contract or otherwise, shall be settled in accordance with the following procedures:

                        (A) The parties, on written notice of a controversy or claim given by one party to the other, shall first consult and negotiate with each other in good faith and, recognizing their mutual interests, attempt to reach an equitable solution.

                        (B) If the parties are unable to reach such a solution within a period of 30 days from the date of the receipt of a written notice of the controversy or claim given by the party requesting good faith negotiations, the controversy or claim shall be referred to the chief executive officer of each party (each, a "Chief Executive Officer"). The respective Chief Executive Officers shall negotiate with each other in good faith and, recognizing their mutual interests, attempt to reach an equitable solution.

                        (C) If the respective Chief Executive Officers are unable to reach such a solution within a period of 30 days from the referral of such controversy or claim, an independent mediator chosen by both the Company and the Investor shall attempt to resolve such controversy or claim.

                        (D) If the parties are unable to mutually agree upon a mediator, then the mediator shall be appointed by the American Arbitration

      Association in the New York, New York metropolitan area ("AAA") in accordance with then-current commercial rules of mediation thereof.

                        (E) If such controversy or claim cannot be resolved by mediation within sixty (60) days after the party raising the controversy or claim first notifies the other party thereof in writing, then the controversy or claim shall be submitted to AAA for binding arbitration, to be held in the New York, New York metropolitan area, in accordance with the then-current commercial rules of arbitration of AAA.

                  (ii) The award from any binding arbitration shall be binding upon the parties and their successors and permitted assigns, whether or not any party fails or refuses to participate therein, and judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof.

                  (iii) The arbitrator shall have the power to issue injunctions and otherwise to grant equitable relief, and shall award legal fees and costs (including fees and costs incurred by AAA and by the arbitrator) to the prevailing party. The arbitrator shall not have the power to award punitive, exemplary or indirect damages.

                  (iv) Except as may be otherwise ordered by the arbitrator in accordance with Section 10(f)(iii), each party shall bear its own costs and expenses in connection with any proceeding commenced under this
      Section 10(f), including legal fees and disbursements, travel expenses, witness fees and costs, photocopying and other preparation expenses. The costs and other fees charged by the independent mediator or AAA, whether in connection with a mediation and/or arbitration, shall be shared equally by the parties.

            (g) Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of Delaware

            (h) Further Execution. The parties agree to take all such further action(s) as may reasonably be necessary to carry out and consummate this Agreement as soon as practicable, and to take whatever steps may be necessary to obtain any governmental approval in connection with or otherwise qualify the issuance of the securities that are the subject of this Agreement.

            (i) Entire Agreement; Amendment. This Agreement and the other Transaction Documents constitute the entire agreement between the parties with respect to the subject matter hereof and supersedes and merges all prior agreements or understandings, whether written or oral, other than
      (a) the Confidential Declaration, dated October 29, 1999, between the Company and SRT and (b) the Letter Amendment to Confidential Declaration, dated February 10, 2000, between the Company and SRT. This Agreement may not be amended, modified or revoked, in whole or in part, except by an agreement in writing signed by each of the parties hereto.

            (j) Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, the (i) such provision will be excluded from this Agreement,
      (ii) the balance of the Agreement will be interpreted as if such provision were so excluded and (iii) the balance of the Agreement will be enforceable in accordance with its terms.

            (k) Waiver. The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither any failure nor any delay by any party in exercising any right, power, or privilege under this Agreement or any of the documents referred to in this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement or any of the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party, provided that if prior to the First Closing any party has actual knowledge of a breach of any representation or warranty and such Party fails to terminate this Agreement pursuant to Section 10(a) such actual knowledge will act as an express waiver of such breach; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of that party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

            (j) Survival. The representations and warranties in Sections 4, 5 and 6 will survive for one year from the First Closing with respect to representations and warranties made with respect to the Stock and one year from the Second Closing with respect to representations and warranties made with respect to the Additional Stock.

            (m) Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original and all of which together will constitute one instrument.

            (n) Public Announcements. Any public announcement or similar publicity with respect to this Agreement will be issued, if at all, at such time and in such manner as the Company and the Investor mutually determine. The Investor will not and will not permit any of its representatives to make any disclosure of this Agreement to any Person, except with the prior written consent of the Company or as required by Legal Requirements, and the Investor, Flightlease, SRT and SRT Group America understand and acknowledge that this Agreement will be filed by the Company as a public document with the Securities and Exchange Commission. The Company will not and will not permit any of its representatives to make any disclosure of this Agreement to any Person, except with the prior written consent of the Investor or as required by Legal Requirements.

                           [INTENTIONALLY LEFT BLANK]

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                          WILLIS LEASE FINANCE CORPORATION

                                          By: /s/ CHARLES F. WILLIS, IV
                                              -------------------------
                                              Charles F. Willis, IV
                                              Chief Executive
                                              Officer and President

                                          Address: 2320 Marinship Way,
                                                   Suite 300
                                                   Sausalito, CA  94965
                                                   Attn: Charles F. Willis, IV
                                                   Fax: 415-331-0607


                                          FLIGHTTECHNICS, LLC

                                          By: /s/ HANS JORG HUNZIKER
                                              -------------------------
                                              Hans Jorg Hunziker
                                              President

                                          By: /s/ HANS ULRICH BEYELER
                                              -------------------------
                                              Hans Ulrich Beyeler
                                              Vice President

                                          Address: c/o Flightlease AG

                                          SR TECHNICS GROUP

                                          By: /s/ HANS ULRICH BEYELER
                                              -------------------------
                                              Hans Ulrich Beyeler
                                              President and CEO

                                          Address: TB
                                                   CH- 8058 Zurich Airport
                                                   Attn: Hans Ulrich Beyeler
                                                   Fax: 41-1-812 9100

                                          By: /s/ GEORG RADON
                                              -------------------------
                                             Georg Radon
                                             Vice President and CFO


                                          FLIGHTLEASE AG

                                          By: /s/ HANS JORG HUNZIKER
                                              -------------------------
                                              Hans Jorg Hunziker
                                              President and CEO
                                          Address: DY
                                                   CH-8058 Zurich Airport
                                                   Attn: Hans Jorg Hunziker
                                                   Fax: 41-1-812 9813

                                          By: /s/ MATTHIAS MUELLER
                                              -------------------------
                                              Matthias Mueller
                                              Head of Business Development

                                          SR TECHNICS GROUP AMERICA, INC.

                                          By: /s/ HANS ULRICH BEYELER
                                              --------------------------
                                              Hans Ulrich Beyeler
                                              President and CEO

                                          By:  /s/ GEORG RADON
                                              --------------------------
                                              Georg Radon
                                              Vice President and CFO

                                          Address: c/o SR Technics Group